Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2010 (June 25, 2010 as to changes in reportable segments described in Note 14), relating to the financial statements and financial statement schedule of Radiant Systems, Inc. and the effectiveness of Radiant Systems, Inc. internal control over financial reporting, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 25, 2010